PREFERRED STOCK CONVERSION AGREEMENT

This Preferred Stock Conversion Agreement (this “Agreement”) is entered into on [•], 2019 by and between Grey Cloak Tech Inc., a Nevada corporation (the “Company”), and [•], a [•] (the “Shareholder”). Each of the Company and the Shareholder shall be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Shareholder is the holder of [•] shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”);

WHEREAS, the Company plans to enter into a Share Exchange Agreement whereby the Company will acquire BergaMet NA, LLC (“BergaMet”) and will issue shares of the Company’s common stock to BergaMet’s unitholders whereby the BergaMet unitholders will own 80% of the Company’s outstanding capital stock immediately thereafter (after conversion of all outstanding preferred stock issued by the Company and conversion or satisfaction of all convertible notes issued by the Company) (the “Merger”);

WHEREAS, the Company and the Shareholder desire for the Preferred Shares to be automatically converted into shares of the Company’s common stock upon completion of the Merger.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.                  Conversion of Preferred Shares. The Parties agree that upon the closing of the Merger, each of the Preferred Shares will be automatically converted into eighteen (18) shares of common stock of the Company. Each Party hereby agrees to release the other Party from any and all claims related to the Preferred Shares upon their conversion as set forth in this Agreement.

2.                  Termination. This Agreement will automatically terminate and the Parties will be relieved of all obligations hereunder if the Merger is not completed by 8:00 pm MT on February 15, 2019. In the event that this Agreement is terminated pursuant to this Section 2, then this Agreement will have no effect on the Preferred Shares.

3.                  Governing Law and Venue. This Agreement will be governed by the laws of the state, and venue for any cause of action brought under this Agreement will be, as set forth in the Preferred Shares Certificate of Designation.

4.                  Successors.

(a)               This Agreement will be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives and assigns.

(b)               The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume all of the Company’s obligations under this Agreement. Such assumption will not release the Company from its obligations under this Agreement.

5.                  Severability. The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain binding in accordance with their terms.

6.                  Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes any and all agreements, either oral or written, between the Parties hereto with respect to the Preferred Shares. Each Party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be effective only if it is in writing and signed by both Parties. This Agreement may only be amended, modified or changed by an agreement in writing signed by both Parties. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

7.                  Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Preferred Stock Conversion Agreement on the date written above.

“Company”	“Shareholder”

Grey Cloak Tech Inc.,	[•]
a Nevada corporation

_________________________	_________________________
By: William Bossung	By:
Its: Chief Financial Officer	Its: